As filed with the Securities and Exchange Commission on July 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midwest Holding Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0362426
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of Principal Executive Offices)(Zip Code)

Midwest Holding Inc. 2020 Long-Term Incentive Plan

(Full title of the plan)

A. Michael Salem

Michael Minnich

Co-Chief Executive Officers

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Name and address of agent for service)

(402) 489-8266

(Telephone Number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Reid A. Godbolt, Esq.

Jones & Keller, P.C.

1675 Broadway, 26th Floor

Denver, Colorado 80202

Telephone: (303) 573-1600

Facsimile: (303) 573-8133

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Voting Common Stock, $0.001 Par Value	108,423 (3)	$39.54(4)	$4,287,045	$468
Voting Common Stock, $0.001 Par Value	241,577 (5)	$44.38 (6)	$10,721,187	$1,170
Total	350,000		$15,008,232	$1,638

(1)	This Registration Statement on Form S-8 relates to the 2020 Long-Term Incentive Plan (the “2020 Plan”) of Midwest Holding Inc. (the “Registrant” or the “Company”). An aggregate of 350,000 shares of voting common stock, par value $0.001 per share (the “Voting Common Stock”) may be issued under the 2020 Plan. Registered in this Registration Statement are (i) 108,423 shares of Voting Common Stock reserved for future issuance under the 2020 Plan and (ii) 241,577 shares of Voting Common Stock issuable upon the exercise or vesting of outstanding awards granted under the 2020 Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Voting Common Stock of the Company as may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Represents shares reserved for issuance pursuant to future awards under the 2020 Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low sales prices of the Voting Common Stock on the Nasdaq Capital Market on June 28, 2021, which date is within five business days prior to filing.

(5)	Represents shares of Voting Common Stock subject to stock options and other award that are outstanding as of the date this Registration Statement is being filed.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the weighted average exercise price or grant price of outstanding stock option awards and restricted stock award.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the 2020 Long-Term Incentive Plan (the “Plan”) of Midwest Holding Inc., a Delaware corporation (the “Company” or “Registrant”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•	Definitive 14A Proxy Statement filed on May 14, 2021;

•	Current Report on Form 8-K/A filed on February 5, 2021;

•	Current Report on Form 8-K filed on March 16, 2021;

•	Current Report on Form 8-K filed on March 22, 2021;

•	Current Report on Form 8-K/A filed on March 26, 2021;

•	Current Report on Form 8-K filed on April 7, 2021;

•	Current Report on Form 8-K filed on May 13, 2021;

•	Current Report on Form 8-K filed on May 20, 2021;

•	Current Report on Form 8-K filed on July 1, 2021; and

•	the description of our Voting Common Stock set forth in our registration statement filed on Form 8-A filed with the Commission on December 16, 2020, including any amendment or report filed for the purpose of updating such registration statement.

In addition, all documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

The Company’s bylaws provide that the registrant will indemnify any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, is or was a director or officer, and any director or officer who served any other company in any capacity at the registrant’s request, to the fullest extent permitted by Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons under the provisions discussed above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company also has the power to purchase and maintain insurance for such directors and officers. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company has obtained directors’ and officers’ liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

The Company has also entered into individual indemnification agreements with our directors and executive officers. These agreements indemnify those directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on our behalf.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Title

3.1	Certificate of Incorporation dated August 17, 2020 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed August 21, 2020.)

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed August 17, 2020.)

4.1	Midwest Holding Inc. 2020 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K, filed with the SEC on November 18, 2020.)

4.2	Specimen Certificate for shares of Voting Common Stock (included as Exhibit 4.1 of the Registration Statement on Form S-1 filed by the Registrant on November 3, 2021 and incorporated by reference herein.)

5.1*	Opinion of Jones & Keller, P.C.

23.1*	Consent of Mazars USA LLP

23.2*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).

*            Filed herewith.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of New York, on July 1, 2021.

MIDWEST HOLDING INC.

By:	/s/ A. Michael Salem
A. Michael Salem
Co-Chief Executive Officer (Co-Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. Michael Salem and Michael Minnich as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 1, 2021.

Signature	Title

/s/ Michael Minnich
Michael Minnich	Co-Chief Executive Officer (Co-Principal Executive Officer); Director

/s/ A. Michael Salem
A. Michael Salem	Co-Chief Executive Officer (Co-Principal Executive Officer); Director

/s/ Debra K. Havranek
Debra K. Havranek	Principal Financial Officer & Treasurer

/s/ Douglas Bratton
Douglas Bratton	Director

/s/ Nancy Callahan
Nancy Callahan	Director

/s/ Diane Davis
Diane Davis	Director

/s/ Sachin Goel
Sachin Goel	Director

/s/ John T. Hompe
John T. Hompe	Director

/s/ Firman Leung
Firman Leung	Director

/s/ Jack Theeler
Jack Theeler	Director

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